UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2006
World Air Holdings, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-26582	20-2121036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

HLH Building, 101 World Drive, Peachtree City, Georgia		30269

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:                    770-632-8322
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES
Item 1.01. Entry into a Material Definitive Agreement.
On March 31, 2006, World Airways, Inc. (“World Airways”), a wholly owned subsidiary of World Air Holdings, Inc. (the “Registrant”) entered into two long-term airplane lease agreements (each a “New Lease,” collectively the “New Leases”) with United Parcel Service Co. (“UPS”) for the lease of two McDonnell Douglas MD-11 airplanes (the “Airplanes”).
The New Leases are between UPS, as lessor, and World Airways, as lessee, with each New Lease providing for the lease of one McDonnell Douglas MD-11. The leases are on staggered terms, with one New Lease expiring on February 28, 2008 and the other New Lease expiring on March 31, 2008. World Airways formerly subleased the Airplanes from Delta Air Lines, Inc. (“Delta”) prior to Delta rejecting the sublease in bankruptcy court in December 2005. World Airways has continued to operate the aircraft, primarily to transport United States military personnel, under an interim agreement with the previous owners.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD AIR HOLDINGS, INC.
By:	/s/ Mark M. McMillin
	Name:	Mark M. McMillin
	Title:	General Counsel & Corporate Secretary

Dated: April 6, 2006